EXHIBIT 10.74

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

NTC/MICRON CONFIDENTIAL

SUPPLY AGREEMENT

This SUPPLY AGREEMENT, is made and entered into as of this 26th day of November, 2008 (the “Closing Date”), by and among MICRON TECHNOLOGY, INC., a Delaware corporation (“Micron”), NANYA TECHNOLOGY CORPORATION Nanya Technology Corporation [Translation from Chinese] (“NTC” and, together with Micron, the “Purchasers”), a company incorporated under the laws of the Republic of China (“ROC” or “Taiwan”), and INOTERA MEMORIES, INC. Inotera Memories Inc. [Translation from Chinese] a company incorporated under the laws of the ROC (the “Joint Venture Company”).

RECITALS

A.           The Joint Venture Company is engaged in the manufacture of Trench DRAM Products (as defined hereinafter).

B.           The Joint Venture Company intends to convert fully from the manufacture of Trench DRAM Products to Stack DRAM Products (as defined hereinafter).

C.           The Joint Venture Company is party to the IMI/Qimonda Supply Agreement (as defined hereinafter), pursuant to which Qimonda AG, a German corporation (“Qimonda”), is obligated to purchase Trench DRAM Products from the Joint Venture Company.

D.           Micron, NTC and the Joint Venture Company (each, a “Party” and collectively, the “Parties”) desire, except as otherwise provided in this Agreement, that the Joint Venture Company, during the Transition Period (as defined hereinafter), generally supply (1) to Micron Trench DRAM Conforming Wafers (as defined hereinafter) and Trench DRAM Secondary Silicon (as defined hereinafter) in accordance with the Output Percentage (as defined hereinafter) of MNL (as defined hereinafter) of the aggregate Trench DRAM Manufacturing Capacity (as defined hereinafter), reduced by the Trench DRAM Products sold to Qimonda pursuant to the IMI/Qimonda Supply Agreement, and (2) to NTC Trench DRAM Conforming Wafers and Trench DRAM Secondary Silicon in accordance with NTC’s Output Percentage of the aggregate Trench DRAM Manufacturing Capacity, all upon the terms and subject to the condition set forth in this Agreement.

E.           The Parties desire the Joint Venture Company to supply (1) to Micron Stack DRAM Conforming Wafers (as defined hereinafter) and Stack DRAM Secondary Silicon (as defined hereafter) in accordance with MNL’s Output Percentage of the aggregate Stack DRAM Manufacturing Capacity (as defined hereinafter) and (2) to NTC Stack DRAM Conforming Wafers and Stack DRAM Secondary Silicon in accordance with NTC’s Output Percentage of the aggregate Stack DRAM Manufacturing Capacity, all upon the terms and subject to the conditions set forth in this Agreement.

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AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

ARTICLE 1
DEFINITIONS; CERTAIN INTERPRETIVE MATTERS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the respective meanings set forth below:

“Adjusted BEOL Costs Per Die” shall have the meaning set forth in Schedule 4.9.

“Adjusted JVC Per Wafer” means, for a particular Purchaser for a particular Delivery Month, with respect to any JV Product Category delivered in such Delivery Month, an amount equal to the sum of (a) the JVC Per Wafer for such JV Product Category for the Delivery Month immediately preceding such Delivery Month and (b) the Adjustment to JVC Per Wafer for such Purchaser for such JV Product Category.

“Adjustment to JVC Per Wafer” means, for a particular Delivery Month, with respect to any JV Product Category for such Delivery Month:  (a) for Micron, an amount equal to the quotient of (i) the product of (A) the Shared Costs and (B) MNL's Output Percentage (as the same may change from time to time), divided by (ii) [***] of such JV Product Category delivered to Micron in such Delivery Month and (b) for NTC, an amount equal to the quotient of (i) the product of (A) the Shared Costs and (B) NTC's Output Percentage (as the same may change from time to time), divided by (ii) [***] of such JV Product Category delivered to NTC in such Delivery Month.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, or is controlled by, or is under common control with such specified Person; and the term “affiliated” has a meaning correlative to the foregoing.

“Agreement” means this Supply Agreement.

“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.

“Audited Purchaser” shall have the meaning set forth in Section 5.3(c).

“Average JVC Per Wafer” shall have the meaning set forth in Schedule 4.9.

“Average Front End Cost” means, for a particular Delivery Month, an amount equal to (a) the sum of the following for each class of Contract Products delivered in such Delivery Month (i) the Front End Cost (as defined in the IMI/Qimonda Supply Agreement) for such class of Contract Products, multiplied by (ii) the number of QC and NC wafers of such class of Contract Products delivered by the Joint Venture Company to Qimonda in such Delivery Month, divided by (b) the number of QC and NC wafers of all classes of Contract Products delivered by the Joint Venture Company to Qimonda in such Delivery Month.

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“Average Margin Per Wafer” shall have the meaning set forth in Schedule 4.9.

“Average Qimonda JVC Per Wafer” means, for a particular Delivery Month, an amount equal to (a) the sum of the following for each class of Contract Products delivered in such Delivery Month (i) the Proforma JVC Per Wafer for such class of Contract Products in such Delivery Month, multiplied by (ii) the number of QC and NC wafers of such class of Contract Products delivered by the Joint Venture Company to Qimonda in such Delivery Month, divided by (b) the number of QC and NC wafers of all classes of Contract Products delivered by the Joint Venture Company to Qimonda in such Delivery Month.

“Back End Die Yield” shall have the meaning set forth in Schedule 4.9.

“Baseline Flow” means, for a particular Process Node at a particular fab, the production flow of a baseline product or product mix for such Process Node at such fab, as determined by the Manufacturing Committee; provided that, if the Manufacturing Committee cannot agree to a baseline product or product mix for such Process Node at such fab, then Baseline Flow shall mean the production flow of the highest volume Stack DRAM Product being produced at such Process Node at such fab and, during the Transition Period, the highest volume Trench DRAM Product being produced at such Process Node at such fab, with the mix thereof being that which will maximize the production of Stack DRAM Products.

“BEOL Cost Per Die” shall have the meaning set forth in Schedule 4.9.

“Boundary Conditions” means, with respect to any fab, the Trench DRAM Boundary Conditions and Stack DRAM Boundary Conditions.

“Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banking institutions in either the ROC or the State of New York are authorized or required by Applicable Law to be closed.

“Closing Date” shall have the meaning set forth in the preamble to this Agreement.

“Conforming Ratio” means for any given period of time, the quotient, expressed as a percentage, of (a) the number of Conforming Wafers produced during such period of time, divided by (b) the number of Conforming Wafers and Secondary Silicon produced during such period of time.

“Conforming Wafer” means a Trench DRAM Conforming Wafer or Stack DRAM Conforming Wafer.

“Contract Products” shall have the meaning set forth in the IMI/Qimonda Supply Agreement.

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“Control” (whether or not capitalized) means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than [***] of the votes entitled to be cast at a meeting of the members, shareholders or other equity holders of such Person or power to control the composition of a majority of the board of directors or like governing body of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Cycle-Time” means the time required to process a wafer through a portion of the manufacturing process or through the manufacturing process as a whole, including Probe Testing.

“Demand Forecast” shall have the meaning set forth in Section 3.3(a).

“Delivery Month” shall have the meaning set forth in Schedule 4.9.

“Design ID” means a part number that is assigned to a unique DRAM Design of a particular DRAM Product, which may include a number or letter designating a specific device revision.

“Design SOW” means [***]

“Die Yield” means the quotient, expressed as a percentage, of (a) the number of DRAM Products in die form that are manufactured on a wafer and that meet the applicable Specifications at the time of Probe Testing, divided by (b) the maximum number of  such die that could be manufactured on such wafer to meet the applicable Specifications using the applicable Process Node.

“DRAM Design” means a Trench DRAM Design or Stack DRAM Design.

“DRAM Product” means a Trench DRAM Product or Stack DRAM Product.

“Engineering Wafers” means wafers ordered by a Purchaser in lieu of Conforming Wafers as contemplated by Section 4.3.

“Environmental Laws” means any and all laws, statutes, rules, regulations, ordinances, orders, codes or binding determinations of any Governmental Entity pertaining to the environment in any and all jurisdictions in which the Joint Venture Company’s fabs are located, including laws pertaining to the handling of wastes or the use, maintenance and closure of pits and impoundments, and other environmental conservation or protection laws.

“Estimated Final Price Statement” shall have the meaning set forth in Section 4.9(b).

“Excursion” means a performance deviation during the production process that is outside normal behavior, as defined by historical performance or as established by a Purchaser and the Joint Venture Company in writing in the applicable Specifications, which may impact performance, Quality and Reliability or such Purchaser’s customer delivery commitments for DRAM Product from Conforming Wafers.

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“Executive Vice President” means the Executive Vice President of the Joint Venture Company.

“Fab Yield” means, for any given period of time, the quotient, expressed as a percentage, of (a) the number of Conforming Wafers produced during such period of time, divided by (b) the number of all wafers produced during such period of time.

“Final Price Adjustment Memo” shall have the meaning set forth in Section 4.9(b).

“Fiscal Month” means any of the twelve financial accounting months within the Fiscal Year.

“Fiscal Quarter” means any of the four financial accounting quarters within the Fiscal Year.

“Fiscal Year” means the fiscal year of the Joint Venture Company for financial accounting purposes.

“Force Majeure Event” means the occurrence of an event or circumstance beyond the reasonable control of the Party and includes:  (a) explosions, fires, flood, earthquakes, catastrophic weather conditions, or other elements of nature or acts of God; (b) acts of war (declared or undeclared), acts of terrorism, insurrection, riots, civil disorders, rebellion or sabotage; (c) acts of Governmental Entities; (d) labor disputes, lockouts, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful; (e) failures or fluctuations in electrical power or telecommunications service or equipment; and (f) delays caused by another Party’s or Third-Party nonperformance (except for delays caused by a Party’s subcontractors or agents).

“GAAP” means generally accepted accounting principles.

“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.

“Gross Revenue Per Die” shall have the meaning set forth in Schedule 4.9.

“Hazardous Substances” means any asbestos, any flammable, explosive, radioactive, hazardous, toxic, contaminating, polluting matter, waste or substance, including any material defined or designated as a hazardous or toxic waste, material or substance, or other similar term, under any Environmental Laws in effect or that may be promulgated in the future.

“IMI/Qimonda Supply Agreement” means that certain Supply Agreement between the Joint Venture Company and Qimonda, dated October 11, 2008, as amended.

“Indemnified Losses” mean all direct, out-of-pocket liabilities, damages, losses, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses).

“Indemnified Party” shall have the meaning set forth in Section 8.2.

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“JDP Agreement” means that certain Joint Development Program Agreement between NTC and Micron, dated April 21, 2008, as amended.

“JDP Committee” means the committee formed and operated by Micron and NTC to govern the performance of Micron and NTC under the JDP Agreement in accordance with the JDP Committee Charter.

“JDP Committee Charter” means the charter attached as Schedule 2 of the JDP Agreement.

“Joint Venture Agreement” means that certain Joint Venture Agreement between NTC and MNL, dated the Closing Date, as amended, relating to the Joint Venture Company.

“Joint Venture Company” shall have the meaning set forth in the preamble to this Agreement.

“[***] Report” shall have the meaning set forth in Section 3.7(a).

“JVC Per Wafer” shall have the meaning set forth in Schedule 4.9.

“JV Product Category” shall have the meaning set forth in Schedule 4.9.

“Loading Plan” shall have the meaning set forth in Section 3.1.

“Manufacturing Capacity” means Trench DRAM Manufacturing Capacity and Stack DRAM Manufacturing Capacity.

“Manufacturing Committee” means the manufacturing committee established by NTC and MNL pursuant to Section 7.2(b)(i) of the Joint Venture Agreement.

“Manufacturing Plan” shall have the meaning set forth in Section 3.1.

“Micron” shall have the meaning set forth in the preamble to this Agreement.

“Micron Margin Per Wafer” shall have the meaning set forth in Schedule 4.9.

“Micron Term” shall have the meaning set forth in Section 10.1(a).

“MNL” means Micron Semiconductor B.V., a private limited liability company organized under the laws of the Netherlands.

“Mutual Confidentiality Agreement” means that certain Second Amended and Restated Mutual Confidentiality Agreement among NTC, Micron, MNL, MeiYa Technology Corporation MeiYa Technology Corporation [Translation from Chinese] a company incorporated under the laws of the ROC, and the Joint Venture Company, dated the Closing Date, as amended.

“NC” shall have the meaning set forth in the IMI/Qimonda Supply Agreement.

“Net Revenue Per Wafer” shall have the meaning set forth in Schedule 4.9.

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“Non-SOW Product” means a class of Stack DRAM Product that does not result from a SOW.

“NTC” shall have the meaning set forth in the preamble to this Agreement.

“NTC Margin Per Wafer” shall have the meaning set forth in Schedule 4.9.

“NTC Term” shall have the meaning set forth in Section 10.1(b).

“[***] Report” shall have the meaning set forth in Section 3.7(b).

“Output Percentage” shall have the meaning set forth in the Joint Venture Agreement.

“Party” and “Parties” shall have the meanings set forth in Recital D to this Agreement.

“Performance Criteria” means the factors of [***]

“Permitted Disclosures” shall have the meaning set forth in Section 3.9(a).

“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.

“Planning Forecast” shall have the meaning set forth in Section 3.3(b).

“PPCRA” means that certain Product Purchase and Capacity Reservation Agreement among NTC, Qimonda and the Joint Venture Company, dated November 13, 2002, as amended.

“[***] Price” means [***]

“President” means the President of the Joint Venture Company.

“Price” or “Pricing” means the calculation set forth on Schedule 4.9.

“[***] Report” shall have the meaning set forth in Section 3.7(c).

“Probe Testing” means testing, using a wafer test program as set forth in the applicable Specifications, of a wafer that has completed all processing steps deemed necessary to complete the creation of the desired integrated circuits in the die on such wafer, the purpose of which test is to determine how many and which of the die meet the applicable criteria for such die set forth in the Specifications.

“Probe Yield” means, with respect to any period of time, the quotient, expressed as a percentage, of (a) the number of DRAM Products in die form meeting the applicable Specifications during such period of time, divided by (b) the number of die probed (excluding the number of die contained on scrapped wafers) during such period of time.

“Product Die Yield” shall have the meaning set forth in Schedule 4.9.

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“Proforma Invoice” shall have the meaning set forth in Section 4.9(a).

“Proforma JVC Per Wafer” means, for a particular Delivery Month, with respect to any class of Contract Products for such Delivery Month, [***]

“Process Node” means [***]

“Proposed Loading Plan” shall have the meaning set forth in Section 3.3(c).

“Proposed Manufacturing Plan” shall have the meaning set forth in Section 3.1.

“Purchase Order” shall have the meaning set forth in Section 4.4.

“Purchasers” shall have the meaning set forth in the preamble to this Agreement.

“Purchaser Indemnified Party” means Micron, NTC or any of their respective Subsidiaries.

“QC” shall have the meaning set forth in the IMI/Qimonda Supply Agreement.

“Quality and Reliability” means the quality and reliability standards for Conforming Wafers as set forth in the applicable Specifications or the Manufacturing Plan in effect from time to time.

“Qimonda” shall have the meaning set forth in Recital C to this Agreement.

[***]

[***]

 “Ramp Down Period” shall have the meaning set forth in the IMI/Qimonda Supply Agreement.

“Recoverable Taxes” shall have the meaning set forth in Section 4.8(a).

“Restriction Period” means, with respect to any Segregated Employee, the period of time beginning on the date such Person becomes a Segregated Employee and ends on the date that is [***] months after the date such Person is no longer a Segregated Employee.

“ROC” shall have the meaning set forth in the preamble to this Agreement.

“Secondary Silicon” means Trench DRAM Secondary Silicon or Stack DRAM Secondary Silicon.

“Secondary Silicon Specifications” means those specifications used to describe, characterize, and define the quality and performance of Secondary Silicon, as such specifications may be determined from time to time by the Parties.

“Segregated Employees” means [***]

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“Shared Costs” means, [***]

“Shared Design ID Wafers” means all wafers with the same Design ID that are intended to be sold to more than one Person.

“Ship Lot Line Yield” means, [***]

“SOW” means a statement of the work that describes research and development work to be performed under the JDP Agreement and that has been adopted by the JDP Committee pursuant to Section 3.2 of the JDP Agreement.

“Specifications” means those specifications used to describe, characterize, and define the quality and performance of the applicable Conforming Wafer (or of the die thereon, as applicable), as such specifications may be determined from time to time by the Parties.

“Stack DRAM” means dynamic random access memory cell that functions by using a  capacitor arrayed predominantly above the semiconductor substrate.

“Stack DRAM Boundary Conditions” means, with respect to any fab, a requirement that, at any point in time:

[***]

“Stack DRAM Conforming Wafer” means a wafer (other than an Engineering Wafer) delivered by the Joint Venture Company to a Purchaser under this Agreement containing Stack DRAM Products that has a minimum Die Yield of [***] (or such other minimum Die Yield as the Parties may agree in writing) and meets the applicable Specifications.

“Stack DRAM Design” means, with respect to a Stack DRAM Product, all of the design elements, components, specifications and information required to manufacture the subject Stack DRAM Product, including some or all of the elements, components, specifications and information listed on Schedule 3 to the JDP Agreement or others.

“Stack DRAM Manufacturing Capacity” means, with respect to each of the Joint Venture Company’s fabs, the total work minutes available for each Process Node to manufacture Stack DRAM Products at such fab.

“Stack DRAM Module” means one or more Stack DRAM Products in a JEDEC-compliant package or module (whether as part of a SIMM, DIMM, multi-chip package, memory card or other memory module or package).

“Stack DRAM Product” means any memory comprising Stack DRAM, whether in die or wafer form.

“Stack DRAM Secondary Silicon” means a wafer delivered by the Joint Venture Company to a Purchaser under this Agreement containing Stack DRAM Products that fails to meet the applicable Specifications or a minimum Die Yield of [***] (or such other minimum Die Yield as the Parties may agree in writing), provided that such wafer otherwise conforms to the applicable Secondary Silicon Specifications and has a minimum Die Yield of [***]  (or such other minimum Die Yield as the Parties may agree in writing) or such other minimum Die Yield as the Parties may mutually agree in writing.

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[***]

“Subsidiary” means, with respect to any specified Person, any other Person that directly or indirectly, including through one or more intermediaries, is controlled by such specified Person.

“Taiwan” shall have the meaning set forth in the preamble to this Agreement.

“Taiwan GAAP” means GAAP used in the ROC, as in effect from time to time, consistently applied for all periods at issue.

“Technology Transfer Agreement” means that certain Technology Transfer Agreement among NTC, Micron and the Joint Venture Company, dated the Closing Date, as amended.

“Technology Transfer and License Agreement” means that certain Amended and Restated Technology Transfer and License Agreement between Micron and NTC, dated the Closing Date, as amended.

“Third Party” means any Person, other than NTC, Micron, the Joint Venture Company or any of their respective Subsidiaries.

“Third Party Claim” means any claim, demand, lawsuit, complaint, cross-complaint or counter-complaint, arbitration, opposition, cancellation proceeding or other legal or arbitral proceeding of any nature brought in any court, tribunal or judicial forum anywhere in the world, regardless of the manner in which such proceeding is captioned or styled brought by any Third Party.

“Transition Period” means [***]

“Trench Contract Process” means the 90nm and 70nm trench based DRAM process technology previously transferred to the Joint Venture Company under that certain Know How Transfer Agreement among the Joint Venture Company, NTC and Qimonda, dated November 13, 2002, as amended.

“Trench DRAM Boundary Conditions” means, with respect to any fab, a requirement that, at any point in time:

[***]

“Trench DRAM Conforming Wafer” means a wafer (other than an Engineering Wafer) delivered by the Joint Venture Company to a Purchaser under this Agreement containing Trench DRAM Products that has a minimum Die Yield of [***] and meets the applicable Specifications.

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“Trench DRAM Designs” means, with respect to a Trench DRAM Product, the corresponding design components, materials and information.

“Trench DRAM Manufacturing Capacity” means, with respect to each of the Joint Venture Company’s fabs, the total work minutes available for each Process Node to manufacture Trench DRAM Products at such fab.

“Trench DRAM Products” means trench based dynamic random access memory products manufactured by the Joint Venture Company in accordance with the Trench Contract Process.

“Trench DRAM Secondary Silicon” means a wafer delivered by the Joint Venture Company to a Purchaser under this Agreement containing Trench DRAM Products that fails to meet the applicable Specifications or a minimum Die Yield of [***], provided that such wafer otherwise conforms to the applicable Secondary Silicon Specifications and has a Die Yield of [***] or such other minimum Die Yield as the Parties may mutually agree in writing.

“TTA 68-50” means that certain Technology Transfer Agreement for 68-50 nm Process Nodes between Micron and the Joint Venture Company, dated October 11, 2008, as amended.

“TTLA 68-50” means that certain Technology Transfer and License Agreement for 68 50 nm Process Nodes between Micron and NTC, dated April 21, 2008, as amended.

“US GAAP” means GAAP used in the United States, as in effect from time to time, consistently applied for all periods at issue.

“Wafer Start” means the initiation of manufacturing services with respect to a wafer.

“Warranty Claim Period” shall have the meaning set forth in Section 6.2.

“WIP” means work in process at any of the Joint Venture Company’s fabs, including all wafers in wafer fabrication and sort and all completed Conforming Wafers and Secondary Silicon not yet delivered to a Purchaser.

“WIP Data” means in line inventory data, including wafer numbers, lot numbers, unit volumes, wafer volumes, Cycle-Times, Die Yield, Fab Yield, Probe Yield and Ship Lot Line Yield.

“WSTS Forecast” means the forecast of semiconductor prices prepared by WSTS, Inc.

1.2 Certain Interpretive Matters.

(a) Unless the context requires otherwise, (i) all references to Sections, Articles, Exhibits, Appendices or Schedules are to Sections, Articles, Exhibits, Appendices or Schedules of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement (A) with respect to Micron, has the meaning commonly applied to it in accordance with US GAAP, and (B) with respect to NTC and the Joint Venture Company, has the meaning commonly applied to it in accordance with Taiwan GAAP, (iii) words in the singular include the plural and vice versa, (iv) the term “including” means “including without limitation,” and (v) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof.  All references to “$” or dollar amounts will be to lawful currency of the United States of America.  All references to “day” or “days” mean calendar days, and all references to “quarter(ly),” “month(ly)” or “year(ly)” mean Fiscal Quarter, Fiscal Month or Fiscal Year, respectively, unless the context requires otherwise.

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(b) No provision of this Agreement will be interpreted in favor of, or against, any Party by reason of the extent to which (i) such Party or its counsel participated in the drafting thereof, or (ii) such provision is inconsistent with any prior draft of this Agreement or such provision.

(c) For purposes of this Agreement, the following fabs collectively shall constitute a single fab: (i) the existing fabs commonly referred to as “Fab 1” and “Fab 2” located at Hwa Ya Technology Park, Taoyuan, Taiwan, and (ii) the fab currently leased by MeiYa Technology Corporation MeiYa Technology Corporation [Translation from Chinese], a company incorporated under the laws of the ROC, also located at Hwa Ya Technology Park, Taoyuan, Taiwan, at such time as it is operated by the Joint Venture Company.

ARTICLE 2
OBLIGATIONS OF THE PARTIES;
PROCESSES AND CONTROLS

2.1 General Obligations.

(a) The Joint Venture Company shall convert fully from the manufacture of Trench DRAM Products to the manufacture of Stack DRAM Products as soon as commercially practicable taking into account relevant manufacturing, finance and sales considerations and shall otherwise provide and develop fabs to meet Manufacturing Capacity according to the Manufacturing Plan in effect from time to time and the obligations set forth herein.

[***]

2.2 Control; Processes.  The Parties shall review the Joint Venture Company’s control and process mechanisms, including such mechanisms that are utilized to ensure that all parameters of the Specifications and Performance Criteria are met or exceeded in the Joint Venture Company’s manufacture of Conforming Wafers.  The Parties agree to work together in good faith to define mutually agreeable control and process mechanisms, including the following:  [***].

2.3 Production Masks.

(a) During the Transition Period, the Joint Venture Company shall obtain all masks required to manufacture Trench DRAM Products under this Agreement in accordance with its policies with respect thereto existing as of the date hereof.

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(b) Until a second source for masks is qualified by the JDP Committee for the 68nm Process Node or 50nm Process Node or a particular Stack DRAM Product pursuant to Section 3.7 of the JDP Agreement, and then except to the extent of such qualification, the Joint Venture Company shall order all masks required to manufacture Stack DRAM Products under this Agreement from [***].   Upon the qualification of a second source for masks for a particular Process Node or Stack DRAM Product by the JDP Committee in accordance with Section 3.7 of the JDP Agreement, the Joint Venture Company shall comply with the instructions from time to time of the Manufacturing Committee with regards to whether such qualified second source or [***] will be used to create, maintain, repair and replace the masks required for such Process Nodes or Stack DRAM Products under this Agreement.  The Joint Venture Company shall have possession, but not ownership of any underlying copyrights, mask works or other intellectual property, of any physical production masks which the Joint Venture Company obtains in accordance with this Section 2.3(b).

2.4 Designation of WIP.

(a) WIP Associated With Shared Design ID Wafers.  The Joint Venture Company shall ensure that WIP at its fabs associated with Shared Design ID Wafers is designated for all of the purchasers of such Shared Design ID Wafers from Wafer Start, and the Shared Design ID Wafers shall be allocated to the purchasers of such Shared Design ID Wafers immediately prior to Probe Testing by Design ID pro rata in accordance with the relative number of such Shared Design ID Wafers to be delivered to each purchaser during such Delivery Month pursuant to the Purchasers’ Purchase Orders and Qimonda’s non-cancellable purchase orders delivered pursuant to Section 4.2 of the IMI/Qimonda Supply Agreement.

(b) Other WIP.  The Joint Venture Company shall ensure that WIP at its fabs associated with wafers other than Shared Design ID Wafers to be purchased by Micron, NTC or Qimonda is designated for such purchaser from Wafer Start.

~~2.5~~ Subcontractors.  The Joint Venture Company may utilize subcontractors, subject to all subcontractors whose work could reasonably be expected to have a direct impact on the manufacture of Conforming Wafers or Probe Testing being approved by at least one of the Purchasers, which approval shall not be unreasonably withheld or delayed.  The Joint Venture Company shall ensure that all contracts with subcontractors (a) shall provide the Joint Venture Company with the same level of access and controls as the Joint Venture Company provides to the Purchasers in this Agreement and (b) contain customary nondisclosure obligations in a form reasonably acceptable to the Purchasers.

2.6 [***].  In addition to the [***] Report and the monthly review requirements set forth in Section 3.7, the Joint Venture Company shall promptly notify each Purchaser of [***].

2.7 Traceability; Data Retention.  The Parties shall review the Joint Venture Company’s [***] process and producing the WIP Data and (b) data retention policy in regards to the WIP Data.  The Joint Venture Company agrees to maintain the WIP Data for a minimum of [***] (or such other period as may be agreed in writing by the Parties).

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2.8 Access to WIP Data.  The Joint Venture Company shall provide each Purchaser with full access to its respective WIP Data (including with respect to Shared Design ID Wafers) [***].

2.9 Additional Customer Requirements.

(a) Micron shall inform the Joint Venture Company in writing of any supplier requirements of any Micron customer relating to any of the Joint Venture Company’s fabs at which DRAM Product is manufactured for Micron.  Micron and the Joint Venture Company shall work together in good faith to satisfy such requirements.

(b) NTC shall inform the Joint Venture Company in writing of any supplier requirements of any NTC customer relating to any of the Joint Venture Company’s fabs at which DRAM Product is manufactured for NTC.  NTC and the Joint Venture Company shall work together in good faith to satisfy such requirements.

2.10 Notification of Changes in Output Percentage.  Micron and NTC shall jointly notify the Joint Venture Company of any change in the Output Percentages of MNL and NTC as promptly as practicable but no later than the date that is [***] days prior to the effectiveness of such change.

ARTICLE 3
PLANNING AND FORECASTING;
PERFORMANCE REVIEWS AND REPORTS

3.1 Annual Manufacturing Plan.  At least [***] days (or such other number of days as may be agreed in writing by the Parties) prior to the end of each Fiscal Year, the Joint Venture Company shall prepare, under the direction of the President, with input from the Executive Vice President, the Purchasers and the Manufacturing Committee (or such other persons or committees charged with such responsibility from time to time by the MNL and NTC), an annual manufacturing plan (the “Proposed Manufacturing Plan”) for the next [***] Fiscal Quarters (or such other period or periods as may be agreed in writing by the Parties) and shall submit the Proposed Manufacturing Plan to the Manufacturing Committee for its approval; provided that, notwithstanding the foregoing, the Proposed Manufacturing Plan to be prepared for [***].  The Manufacturing Committee may approve the Proposed Manufacturing Plan as submitted or may condition its approval on the Joint Venture Company making changes to the Proposed Manufacturing Plan, in which case the Joint Venture Company shall make such changes to the Proposed Manufacturing Plan (as so approved and, if applicable, changed, the “Manufacturing Plan”).  Upon such approval of and, if applicable, such amendment to the Proposed Manufacturing Plan, the Manufacturing Plan shall become effective.  The Manufacturing Plan shall seek to optimize the efficiency and output of the Joint Venture Company and shall be updated in accordance with Section 3.3.  The Manufacturing Plan shall address [***].

3.2 Quarterly Statement Regarding Anticipated Share of Manufacturing Capacity.  No later than [***] days (or such other number of days as may be agreed in writing by the Parties) prior to the end of each Fiscal Quarter (commencing with the [***]), the Joint Venture Company shall deliver to each Purchaser a statement setting forth such Purchaser's anticipated share of the Manufacturing Capacity of the Joint Venture Company [***] Fiscal Quarters (or such other period or periods as may be agreed in writing by the Parties), based on, [***].

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3.3 Quarterly Planning and Forecasting.

(a) At a point in each Fiscal Quarter as agreed in writing by the Parties (commencing with the [***]), each Purchaser shall provide the Joint Venture Company with a written non-binding forecast of such Purchaser’s demand (a “Demand Forecast”) for the next [***] (or such other period or periods as may be agreed in writing by the Parties).  All Demand Forecasts [***].

(b) The Joint Venture Company shall furnish each Purchaser with a written response within [***] (or such other number of days as may be agreed in writing by the Parties) of receiving such Purchaser’s Demand Forecast, indicating its Manufacturing Capacity during the period covered by such Demand Forecast [***] outlined in such Demand Forecast that the Joint Venture Company can commit to deliver.  This written response (the “Planning Forecast”) shall include:

[***]

(c) Based on the Planning Forecasts (and, during the Ramp Down Period, the Ramp Down Wafer Starts (as defined in the IMI/Qimonda Supply Agreement)), the Joint Venture Company shall develop a proposed Loading Plan (the “Proposed Loading Plan”) for the next [***] Fiscal Quarters  (or such other period or periods as may be agreed in writing by the Parties).  The Joint Venture Company shall provide each Purchaser with the Proposed Loading Plan at least [***] (or such other number of days as may be agreed in writing by the Parties) prior to its review by the Manufacturing Committee.

(d) The Joint Venture Company shall submit the Proposed Loading Plan, Planning Forecasts and other requested information to the Manufacturing Committee for its approval.  The Manufacturing Committee may approve the Proposed Loading Plan as submitted or may condition its approval on the Joint Venture Company making changes to the Proposed Loading Plan, in which case the Joint Venture Company shall make such changes to the Proposed Loading Plan.  Upon such approval of and, if applicable, such changes to the Proposed Loading Plan, the Manufacturing Plan shall be changed to conform to the Proposed Loading Plan, as so approved and, if applicable, changed.

3.4 [***]

3.5 Loading Modifications.  The Joint Venture Company may, from time to time, submit to the Manufacturing Committee for its approval recommendations for loading wafers in a manner other than as set forth in the Manufacturing Plan.  If such recommendations are approved by the Manufacturing Committee, notwithstanding anything herein to the contrary, the Joint Venture Company shall load wafers in accordance with such recommendations.  The Manufacturing Committee may, from time to time, and shall at least monthly, consider loading modifications and may, from time to time and at any time, require that wafers be loaded in a manner other than as set forth in the Manufacturing Plan, in which case, notwithstanding anything herein to the contrary, the Joint Venture Company shall load wafers as so required rather than as set forth in the Manufacturing Plan.

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3.6 Manufacturing Committee Deadlock.  If the Manufacturing Committee does not agree on whether to approve or how to change a Proposed Manufacturing Plan or a Proposed Loading Plan or if a member of the Manufacturing Committee requests that wafers be loaded in a manner other than as set forth in the Manufacturing Plan and the Manufacturing Committee does not agree to the manner in which wafers should be loaded, then the Joint Venture Company [***].

3.7 Monthly Reports.

(a) [***] Reports.  Within [***](or such other number of days as may be agreed in writing by the Parties) [***], the Joint Venture Company shall deliver to each Purchaser a report (each, a “[***] Report”) which shall include:

[***]

Neither Purchaser will use or disclose the [***] Reports, or the contents thereof, received by such Purchaser in contravention of any Applicable Law.

(b) [***] Report.  [***] days (or such other number of days as may be agreed in writing by the Parties) after the end of each Fiscal Month, the Joint Venture Company shall deliver to each Purchaser a report [***] (the “[***] Report”), which shall include:

(i) a comparison of [***];

(ii) a summary of [***];

(iii) a description of [***] and

(iv) a description [***].

(c) [***] Reports.  [***] days (or such other number of days as may be agreed in writing by the Parties) after the end of each Fiscal Month, each Purchaser shall deliver to the Joint Venture Company a report (each, a “[***] Report”), which shall [***] The Joint Venture Company will not use or disclose the [***] Reports, or the contents thereof, received by the Joint Venture Company in contravention of any Applicable Law.

3.8 Performance Reviews.

(a) The Joint Venture Company shall hold a monthly meeting with the Manufacturing Committee, the primary purposes of which shall be to review and discuss the most recent [***] Report and the Performance Criteria and to mutually agree on operational adjustments if necessary.

(b) Each Purchaser (separately) and the Joint Venture Company shall hold a monthly meeting to review and discuss (i) at the election of such Purchaser, the most recent [***] Report received by such Purchaser, and (ii) at the election of the Joint Venture Company, the most recent [***] Report delivered by such Purchaser.

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(c) The monthly meetings required by this Section 3.8 shall be held on dates to be agreed in writing by the Parties intended to attend such meetings; provided that (i) the meeting required by Section 3.8(a) shall not be held prior to the delivery of the [***] Report by the Joint Venture Company, and (ii) the meetings required by Section 3.8(b) shall not be held prior to the delivery of the [***] Report and the applicable [***] Report by the Joint Venture Company and the delivery of the [***] Report by the applicable Purchaser.

3.9 Restrictions on Access to Pricing Information; Nonsolicitation of Segregated Employees.

(a) The Joint Venture Company shall prevent any Person that is not a Segregated Employee from obtaining access to the [***] (including the [***] Reports), or the data from which [***] is derived from, delivered to, or created by, the Joint Venture Company under this Agreement, except (i) as the Parties may otherwise agree in writing, (ii) as may be required by legal process under Applicable Law, and (iii) that the Joint Venture Company may provide (A) a Purchaser with its [***] Reports and the Proforma Invoices and [***] delivered to such Purchaser under Section 4.9, and the data from which such [***] Reports, Proforma Invoices, [***] or [***] are derived, (B) any independent Third Party auditor acting as contemplated by Section 5.3 with such information as such auditor may request that is reasonably relevant to the applicable inspection and audit, and (C) the Joint Venture Company’s independent outside auditors with such information as such auditor may reasonably request in connection with its audit of the Joint Venture Company’s financial statements and other statutory audit requirements (the items in clauses (i), (ii) and (iii) being referred to as the "Permitted Disclosures").  Without limiting the generality of the foregoing, the Joint Venture Company shall (x) develop, maintain, implement and enforce policies that (A) prohibit all Segregated Employees from disclosing, or allowing disclosure of, [***] (including the [***] Reports) to Persons that are not Segregated Employees, other than the Permitted Disclosures and (B) require all Segregated Employees to store all physical files related to [***] (including the [***] Reports) in secure locations that are not accessible by non-Segregated Employees, (y) segregate the office space of the Segregated Employees from other employees of the Joint Venture Company, and (z) maintain all electronic files containing [***] (including the [***] Reports) in confidential password protected files.  Neither Purchaser shall take any action that reasonably should be expected to cause the Joint Venture Company to violate this Section 3.9.

(b) Even if permitted under Section 8.4 of the Joint Venture Agreement, the Purchasers shall not, and shall cause their respective Affiliates not to, directly or indirectly recruit, solicit or hire, or make arrangements to recruit, solicit or hire, any current or former Segregated Employee during the Restriction Period.

ARTICLE 4
PURCHASE AND SALE OF PRODUCTS

4.1 Product Quantity.

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(a) During the Transition Period, except as otherwise provided in Section 2.1(b), Micron shall purchase from the Joint Venture Company [***].  During the Transition Period, NTC shall purchase from the Joint Venture Company [***].

(b) Micron shall purchase from the Joint Venture Company [***].

(c) Notwithstanding anything in Sections 4.1(a) and 4.1(b) to the contrary, the Joint Venture Company shall manufacture for and deliver to the Purchasers Conforming Wafers in quantities other than as contemplated by Sections 4.1(a) and 4.1(b) upon receiving, and in accordance with, joint written instructions from the Purchasers setting forth a new allocation of Conforming Wafers between the Purchasers.

4.2 Secondary Silicon and Scrapped Wafers.

(a) At the direction and option of Micron, the Joint Venture Company shall deliver to Micron all Secondary Silicon produced by the Joint Venture Company (i) from wafers designated from Wafer Start for Micron in accordance with Section 2.4 and (ii) in the case of Shared Design ID Wafers, the portion thereof allocated to Micron in accordance with Section 2.4.  At the direction and option of Micron, the Joint Venture Company shall deliver to Micron all scrapped wafers produced by the Joint Venture Company (x) from wafers designated from Wafer Start for Micron and Qimonda in accordance with Section 2.4 and (y) in the case of Shared Design ID Wafers, the portion thereof allocated to Micron and Qimonda in accordance with Section 2.4.

(b) At the direction and option of NTC, the Joint Venture Company shall deliver to NTC all Secondary Silicon produced by the Joint Venture Company (i) from wafers designated from Wafer Start for NTC in accordance with Section 2.4 and (ii) in the case of Shared Design ID Wafers, the portion thereof allocated to NTC in accordance with Section 2.4.  At the direction and option of NTC, the Joint Venture Company shall deliver to NTC all scrapped wafers produced by the Joint Venture Company (x) from wafers designated from Wafer Start for NTC in accordance with Section 2.4 and (y) in the case of Shared Design ID Wafers, the portion thereof allocated to NTC in accordance with Section 2.4.

4.3 Engineering Wafers.  Notwithstanding anything herein to the contrary, to the extent requested in any Purchase Order placed, or any change order to a Purchase Order issued, by a Purchaser, the Joint Venture Company shall manufacture and deliver Engineering Wafers in lieu of Conforming Wafers.  The Manufacturing Capacity required to manufacture each Engineering Wafer shall be deemed to equal [***] of the Manufacturing Capacity required to manufacture a Conforming Wafer of the same Design ID.  The Joint Venture Company shall promptly provide each Purchaser with full access to all data it reasonably requests relating to Engineering Wafers that are being manufactured by the Joint Venture Company for such Purchaser.

4.4 Placement of Purchase Orders.  Prior to the commencement of every Fiscal Month or such other time period as agreed in writing by the Parties, each Purchaser shall place a non-cancelable blanket purchase order (each such order, a “Purchase Order”) for the quantity, by Design ID, of Conforming Wafers and Engineering Wafers to be supplied to it by the Joint Venture Company in the upcoming Fiscal Month.  [***]  The terms and conditions of this Agreement supersede the terms and conditions contained in any Party’s sales or purchase documentation provided in connection herewith unless expressly agreed otherwise in a writing signed by each Party.

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4.5 Content of Purchase Orders.  Each Purchase Order shall specify the following items:

(a) the Purchase Order number;

(b) the Design ID of each Conforming Wafer and of each Engineering Wafer;

(c) by Design ID, [***];

(d) [***];

(e) [***];

(f) special instructions for manufacturing Engineering Wafers, if any;

(g) by Design ID, [***];

(h) by Design ID, the place of delivery; and

(i) other terms (if any).

The Joint Venture Company shall not use or disclose the Purchaser Orders, or the contents thereof, received by the Joint Venture Company in contravention of any Applicable Law.

4.6 Acceptance of Purchase Order.  Each Purchase Order that (a) is consistent with the Boundary Conditions, (b) corresponds to the Manufacturing Plan in the manner contemplated by Section 4.4, and (c) is otherwise free of errors, shall be deemed accepted by the Joint Venture Company upon receipt and shall be binding on the Joint Venture Company and the applicable Purchaser to the extent not inconsistent with the Boundary Conditions and the Manufacturing Plan.

4.7 Shortfall; Excess Output.

(a) The Joint Venture Company shall immediately notify the applicable Purchaser in writing of any inability to meet a Purchase Order commitment to such Purchaser.  In such an event, such Purchaser shall accept delivery of such lesser quantities the Joint Venture Company is able to ship and issue to the Joint Venture Company a revised Purchase Order to account for such shortfall.

(b) The Joint Venture Company shall immediately notify the applicable Purchaser in writing if the output to be purchased by such Purchaser under this Agreement will exceed, for any Design ID, the quantity of Conforming Wafers contained in such Purchaser’s Purchase Order.  In such an event, such Purchaser shall accept delivery of the additional quantities and issue to the Joint Venture Company a supplementary Purchase Order to cover such excess.

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4.8 Taxes.

(a) General.  All sales, use and other transfer taxes imposed directly on or solely as a result of the supplying of Conforming Wafers and Engineering Wafers to a Purchaser and the payments therefor provided herein shall be stated separately on the Joint Venture Company’s Proforma Invoices and Final Price Adjustment Memos, collected from such Purchaser and shall be remitted by the Joint Venture Company to the appropriate tax authority (“Recoverable Taxes”), unless such Purchaser provides valid proof of tax exemption prior to the effective date of the transfer of the Conforming Wafers and Engineering Wafers or otherwise as permitted by Applicable Law prior to the time the Joint Venture Company is required to pay such taxes to the appropriate tax authority.  When property is delivered and/or services are provided, or the benefit of services occurs, within jurisdictions in which collection of taxes from a Purchaser and remittance of taxes by the Joint Venture Company is required by Applicable Law, the Joint Venture Company shall have sole responsibility for payment of said taxes to the appropriate tax authorities.  In the event such taxes are Recoverable Taxes and the Joint Venture Company does not collect tax from such Purchaser, or pay such taxes to the appropriate governmental entity on a timely basis, and is subsequently audited by any tax authority, liability of such Purchaser shall be limited to the tax assessment for such Recoverable Taxes with no reimbursement for penalty or interest charges or other amounts incurred in connection therewith.  Notwithstanding anything herein to the contrary, taxes other than Recoverable Taxes shall not be reimbursed by either Purchaser, and each Party is responsible for its own respective income taxes (including franchise and other taxes based on net income or a variation thereof), taxes based upon gross revenues or receipts and taxes with respect to general overhead, including business and occupation taxes, and such taxes shall not be Recoverable Taxes.

(b) Withholding Taxes.  In the event that a Purchaser is prohibited by Applicable Law from making payments to the Joint Venture Company unless such Purchaser deducts or withholds taxes therefrom and remits such taxes to the local taxing jurisdiction, then such Purchaser shall duly withhold and remit such taxes and shall pay to the Joint Venture Company the remaining net amount after the taxes have been withheld.  Such taxes shall not be Recoverable Taxes and such Purchaser shall not reimburse the Joint Venture Company for the amount of such taxes withheld.

4.9 Invoicing; Payment.

(a) Along with each delivery of Conforming Wafers or Engineering Wafers to a Purchaser, the Joint Venture Company shall invoice such Purchaser for the aggregate [***] Price of the Conforming Wafers and Engineering Wafers contained in such delivery (a “Proforma Invoice”).

(b) No later than [***] days (or such other number of days as may be agreed in writing by the Parties) prior to the end of each Delivery Month, each Purchaser shall deliver to the Joint Venture Company a statement setting forth such Purchaser’s estimates of [***] and, at the end of such Delivery Month, the Joint Venture Company shall deliver to such Purchaser a statement setting forth [***] (the “Estimated Final Price Statement”).

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(c) No later than [***] (or such other number of days as may be agreed in writing by the Parties) after the delivery by both Purchasers to the Joint Venture Company of their respective [***] Reports with respect to any Delivery Month, the Joint Venture Company shall issue a credit or debit memo (the "Final Price Adjustment Memo") as appropriate to such Purchaser in an [***].

(d) During the Ramp Down Period, each Final Price Adjustment Memo issued to Micron by the Joint Venture Company shall be accompanied by a separate credit or debit memo (the “[***]”) as appropriate in an [***].

(e) Except as otherwise specified in this Agreement, each Purchaser shall pay the Joint Venture Company for the amounts due and owing by, and duly invoiced in a Proforma Invoice or a Final Price Adjustment Memo (or, in the case of Micron, a [***]) to, such Purchaser within [***] days following delivery to such Purchaser of both the Proforma Invoice and Final Price Adjustment Memo (and, in the case of Micron, the [***]) therefor or, if longer, within [***] days following the end of the Delivery Month covered thereby.  All amounts owed under this Agreement are stated, calculated and shall be paid in United States Dollars.

4.10 Payment to Subcontractors.  The Joint Venture Company shall be responsible for, and shall hold the Purchasers harmless from and against, any and all payments to the vendors or subcontractors the Joint Venture Company utilizes in the performance of this Agreement.

4.11 Title; Risk of Loss.  Title to, and risk of loss of, Conforming Wafers, Engineering Wafers, Secondary Silicon and scrapped wafers shall pass to Purchasers [***] according to Incoterms 2000, as amended.

4.12 Packaging.  All shipment packaging of the Conforming Wafers, Engineering Wafers, Secondary Silicon and scrapped wafers shall be in conformance with the Specifications, the applicable Purchaser’s reasonable instructions and general industry standards, and shall be resistant to damage that may occur during transportation.  Marking on the packages shall be made by the Joint Venture Company in accordance with the applicable Purchaser’s reasonable instructions.

4.13 Shipment.  All Conforming Wafers, Engineering Wafers, Secondary Silicon and scrapped wafers shall be prepared for shipment in a manner that:  (a) follows good commercial practice; (b) is acceptable to common carriers for shipment at the lowest rate; and (c) is adequate to ensure safe arrival.  The Joint Venture Company shall mark all containers with (w) necessary lifting, handling and shipping information; (x) Purchase Order number; (y) date of shipment; and (z) the name of the applicable Purchaser.  If no instructions are given, the Joint Venture Company shall select the most price effective carrier, given the time constraints known to the Joint Venture Company.  At a Purchaser’s request, the Joint Venture Company shall provide drop-shipment of Conforming Wafers, Engineering Wafers, Secondary Silicon and scrapped wafers to such Purchaser’s customers, contractors or vendors.  Such shipment service may be provided by a subcontractor to the Joint Venture Company provided that title remains with the Joint Venture Company and then passes to such Purchaser upon tender to the carrier.  In no event shall the Joint Venture Company be obligated to maintain any significant inventory for the Purchasers.

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4.14 Customs Clearance.  Upon a Purchaser’s request, the Joint Venture Company shall promptly provide such Purchaser with a statement of origin, and applicable customs documentation, for Conforming Wafers, Engineering Wafers, Secondary Silicon and scrapped wafers wholly or partially manufactured outside of the country of import.

ARTICLE 5
VISITATIONS; AUDITS

5.1 Visits.  The Joint Venture Company shall accommodate each Purchaser’s reasonable requests for visits to the Joint Venture Company’s fabs and for meetings for the purpose of reviewing performance of production of Conforming Wafers, including requests for further information and assistance in troubleshooting performance issues.

5.2 Audit.  A Purchaser’s representatives and key customer representatives, upon such Purchaser’s request, shall be allowed to visit the Joint Venture Company’s fabs during normal working hours upon reasonable advance written notice to the Joint Venture Company for the purposes of monitoring production processes and compliance with any requirements set forth in this Agreement applicable to the supply to such Purchaser and the Specifications.  Upon completion of the audit, the Joint Venture Company and such Purchaser shall agree to an audit closure plan, to be documented in the audit report issued by such Purchaser.

5.3 Financial Audit.

(a) Micron reserves the right to have the Joint Venture Company’s books and records related to Pricing of the Conforming Wafers delivered to Micron during both the then current Fiscal Year and the prior Fiscal Year inspected and audited not more than [***] during any Fiscal Year to ensure compliance with Schedule 4.9.  Such audit shall be performed, at Micron’s expense, by an independent Third Party auditor acceptable to both Micron and the Joint Venture Company.  Micron shall provide [***] days advance written notice to the Joint Venture Company of its desire to initiate an audit, and the audit shall be scheduled so that it does not adversely impact or interrupt the Joint Venture Company’s business operations.  If the audit reveals any material discrepancies, Micron or the Joint Venture Company shall reimburse the other, as applicable, for any material discrepancies within [***] days after completion of the audit.  The nature and extent of the discrepancies identified by the audit shall be reported to Micron and the Joint Venture Company.  Notwithstanding the foregoing, auditor reports shall not disclose pricing, or terms of purchase, for any purchases of materials or equipment by the Joint Venture Company, absent written agreement from the respective legal counsel of Micron and the Joint Venture Company.  If any audit reveals a material discrepancy requiring a payment by the Joint Venture Company, Micron may increase the frequency of such audits to [***] for the [***] month period.  If any such audit reveals any discrepancy, the Joint Venture Company shall notify NTC of (i) the existence of such discrepancy, (ii) whether such discrepancy was found in the computation of the [***], and (iii) the aggregate amount of the discrepancy by category ([***]).  Notwithstanding the foregoing, the Joint Venture Company shall not disclose any Pricing information to NTC to the extent such disclosure would violate Applicable Law.

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(b) NTC reserves the right to have the Joint Venture Company’s books and records related to Pricing of the Conforming Wafers delivered to NTC during both the then current Fiscal Year and the prior Fiscal Year inspected and audited not more than [***] during any Fiscal Year to ensure compliance with Schedule 4.9.  Such audit shall be performed, at NTC’s expense, by an independent Third Party auditor acceptable to both NTC and the Joint Venture Company.  NTC shall provide [***] days advance written notice to the Joint Venture Company of its desire to initiate an audit, and the audit shall be scheduled so that it does not adversely impact or interrupt the Joint Venture Company’s business operations.  If the audit reveals any material discrepancies, NTC or the Joint Venture Company shall reimburse the other, as applicable, for any material discrepancies within [***] days after completion of the audit.  The nature and extent of the discrepancies identified by the audit shall be reported to NTC and the Joint Venture Company.  Notwithstanding the foregoing, auditor reports shall not disclose pricing, or terms of purchase, for any purchases of materials or equipment by the Joint Venture Company, absent written agreement from the respective legal counsel of NTC and the Joint Venture Company.  If any audit reveals a material discrepancy requiring a payment by the Joint Venture Company, NTC may increase the frequency of such audits to [***] for the [***] month period.  If any such audit reveals any discrepancy, the Joint Venture Company shall notify Micron of (i) the existence of such discrepancy, (ii) whether such discrepancy was found in the computation of the [***], and (iii) the aggregate amount of the discrepancy by category (i.e., [***]).  Notwithstanding the foregoing, the Joint Venture Company shall not disclose any Pricing information to Micron to the extent such disclosure would violate Applicable Law.

(c) The Joint Venture Company reserves the right to have a Purchaser’s (the “Audited Purchaser’s”) books and records related to the Audited Purchaser’s Pricing Report for both the then current Fiscal Year and the prior Fiscal Year inspected and audited not more than [***] during any Fiscal Year to ensure compliance with Schedule 4.9.  Such audit shall be performed, at the Joint Venture Company’s expense, by an independent Third Party auditor acceptable to both the Joint Venture Company and the Audited Purchaser.  The Joint Venture Company shall provide [***] days advance written notice to the Audited Purchaser of its desire to initiate an audit, and the audit shall be scheduled so that it does not adversely impact or interrupt the Audited Purchaser’s business operations.  If the audit reveals any material discrepancies, the Audited Purchaser or the Joint Venture Company shall reimburse the other, as applicable, for any material discrepancies within [***] days after completion of the audit.  The nature and extent of the discrepancies identified by the audit shall be reported to the Audited Purchaser and the Joint Venture Company.  Notwithstanding the foregoing, auditor reports shall not disclose (i) pricing, or terms of purchase, for any purchases of materials or equipment by the Audited Purchaser, (ii) the back end component and module assembly, packaging and testing costs of the Audited Purchaser, or (iii) the terms of sales of DRAM Products by the Audited Purchaser, absent written agreement from the respective legal counsel of the Audited Purchaser and the Joint Venture Company.  If any audit reveals a material discrepancy requiring a payment by the Audited Purchaser, the Joint Venture Company may increase the frequency of such audits to [***] for the subsequent [***].  If any such audit reveals any discrepancy, the Joint Venture Company shall notify the Purchaser that is not the Audited Purchaser of (i) the existence of such discrepancy, (ii) whether such discrepancy was found in the computation of [***], and (iii) the aggregate amount of the discrepancy by category (i.e., [***]).  Notwithstanding the foregoing, the Joint Venture Company shall not disclose any Pricing information to the Purchaser that is not the Audited Purchaser to the extent such disclosure would violate Applicable Law.

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(d) Pricing information as to which audit rights under this Section 5.3 have expired shall be deemed final and conclusive for all purposes (absent fraud or willful misconduct), except to the extent that (i) an audit with respect thereto has been commenced under this Section 5.3 prior to such expiration and (ii) the process under this Section 5.3 has not been fully completed with respect to such audit.

5.4 Micron Financial Audit Rights with Respect to the [***].  Micron reserves the right to have the Joint Venture Company’s books and records related to the [***] delivered to Micron inspected and audited not more than twice during any Fiscal Year to ensure compliance with Section 4.9.  Such audit shall be performed, at Micron’s expense, by an independent Third Party auditor acceptable to both Micron and the Joint Venture Company.  Micron shall provide [***] written notice to the Joint Venture Company of its desire to initiate an audit, and the audit shall be scheduled so that it does not adversely impact or interrupt the Joint Venture Company’s business operations.  If the audit reveals any material discrepancies, Micron or the Joint Venture Company shall reimburse the other, as applicable, for any material discrepancies [***] after completion of the audit.  The nature and extent of the discrepancies identified by the audit shall be reported to Micron and the Joint Venture Company.  If any audit reveals a material discrepancy requiring a payment by the Joint Venture Company, Micron may increase the frequency of such audits to once per Fiscal Quarter.

ARTICLE 6
WARRANTY; HAZARDOUS SUBSTANCES; DISCLAIMER

6.1 Warranties.

(a) Conforming Wafers.  The Joint Venture Company makes the following warranties to the Purchaser of Conforming Wafers hereunder regarding the Conforming Wafers furnished to such Purchaser hereunder, which warranties shall survive any delivery, inspection, acceptance, payment or resale of such Conforming Wafers:

(i) such Conforming Wafers conform to all agreed Specifications;

(ii) such Conforming Wafers are free from defects in materials and workmanship; and

(iii) the Joint Venture Company has the necessary right, title and interest to such Conforming Wafers, and, upon the sale of such Conforming Wafers to the applicable Purchaser, such Conforming Wafers shall be free of liens and encumbrances.

(b) Engineering Wafers, Secondary Silicon and Scrapped Wafers.  ALL ENGINEERING WAFERS, SECONDARY SILICON AND SCRAPPED WAFERS PROVIDED HEREUNDER ARE PROVIDED ON AN “AS IS,” “WHERE IS” BASIS WITH ALL FAULTS AND DEFECTS WITHOUT WARRANTY OF ANY KIND.

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6.2 Warranty Claims.  Within a period of time, [***] (“Warranty Claim Period”), such Purchaser shall notify the Joint Venture Company if it believes that any Conforming Wafer does not meet the warranty set forth in Section 6.1.  Such Purchaser shall return such Conforming Wafer (or DRAM Product therefrom) to the Joint Venture Company as directed by the Joint Venture Company.  If a Conforming Wafer is determined not to be in compliance with such warranty, then such Purchaser shall be entitled to return such Conforming Wafer (or DRAM Product therefrom) and receive a credit (or, if this Agreement has or is terminating with respect to such Purchaser so that it will not be able to use such credit, a refund) equal to the sum of (a) any monies paid to the Joint Venture Company by the Purchaser in respect of such Conforming Wafer [***].

6.3 Inspections.  Each Purchaser may, upon reasonable advance written notice, request samples of WIP designated to such Purchaser (whether individually as contemplated by Section 2.4(b) or together with others as contemplated by Section 2.4(a)) during production for purposes of determining compliance with the requirements and Specification(s) hereunder, provided that the provision of such samples shall not materially impact the Joint Venture Company’s performance under the Manufacturing Plan or its ability to meet delivery requirements under any accepted Purchase Order.  Any samples provided hereunder shall be:  (a) limited in quantity to the amount reasonably necessary for the purposes hereunder; (b) invoiced and paid for in accordance with Section 4.9; and (c) included in any performance requirements.  The Joint Venture Company shall provide reasonable assistance for the safety and convenience of the requesting Purchaser in obtaining the samples in such manner as shall not unreasonably hinder or delay the Joint Venture Company’s performance.

6.4 Hazardous Substances.

(a) If Conforming Wafers, Engineering Wafers, Secondary Silicon, scrapped wafers or DRAM Products provided hereunder include Hazardous Substances as determined in accordance with Applicable Law, the Joint Venture Company shall ensure that its employees, agents and subcontractors actually working with such materials in providing the Conforming Wafers, Engineering Wafers, Secondary Silicon, scrapped wafers or DRAM Products hereunder to the Purchasers are trained in accordance with Applicable Law regarding the nature of, and hazards associated with, the handling, transportation and use of such Hazardous Substances.

(b) To the extent required by Applicable Law, the Joint Venture Company shall provide each Purchaser with Material Safety Data Sheets (MSDS) either prior to or accompanying any delivery of Conforming Wafers, Engineering Wafers, Secondary Silicon, scrapped wafers or DRAM Products to such Purchaser.

(c) The Joint Venture Company shall indemnify, defend and hold harmless each Purchaser from and against any and all Indemnified Losses suffered or incurred by such Purchaser based on, relating to, or arising under any Environmental Laws and related to the manufacture of Conforming Wafers, Engineering Wafers, Secondary Silicon, scrapped wafers or DRAM Products by the Joint Venture Company.

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6.5 Disclaimer.  [***]

ARTICLE 7
CONFIDENTIALITY; OWNERSHIP

7.1 Protection and Use of Confidential Information.  All information provided, disclosed or obtained in the performance of any of the Parties’ activities under this Agreement shall be subject to all applicable provisions of the Mutual Confidentiality Agreement.  Furthermore, the terms and conditions of this Agreement shall be considered “Confidential Information” under the Mutual Confidentiality Agreement for which each Party is considered a “Receiving Party” under such agreement.  To the extent there is a conflict between this Agreement and the Mutual Confidentiality Agreement, the terms of this Agreement shall control.

7.2 Masks for Stack DRAM Products.  Any masks used by the Joint Venture Company to manufacture Stack DRAM Products under this Agreement shall be based on Stack DRAM Designs owned by a Purchaser and shall be treated as “Confidential Information” of such Purchaser under the Mutual Confidentiality Agreement.

ARTICLE 8
INDEMNIFICATION

8.1 General Indemnity.  Subject to Article 9:

(a) the Joint Venture Company shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against any and all Indemnified Losses based on, or attributable to, [***]

(b) Micron shall indemnify, defend and hold harmless the Joint Venture Company from and against any and all Indemnified Losses based on, or attributable to, [***]; and

(c) NTC shall indemnify, defend and hold harmless the Joint Venture Company from and against any and all Indemnified Losses based on, or attributable to, [***].

8.2 Indemnification Procedures.

(a) Promptly after the receipt by any Purchaser Indemnified Party or the Joint Venture Company (an “Indemnified Party”) of a notice of any Third Party Claim that may be subject to indemnification under Section 8.1, such Indemnified Party shall give written notice of such Third Party Claim to the Party obligated to provide such indemnification under Section 8.1 (an “Indemnifying Party”), stating in reasonable detail the nature and basis of each allegation made in the Third Party Claim and the amount of potential Indemnified Losses with respect to each allegation, to the extent known, along with copies of the relevant documents received by the Indemnified Party evidencing the Third Party Claim and the basis for indemnification sought.  Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure or delay.  Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt

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thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.  The Indemnifying Party shall have the right to assume the defense of the Indemnified Party with respect to such Third Party Claim upon written notice to the Indemnified Party delivered within [***] days after receipt of the particular notice from the Indemnified Party.  So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance herewith and notified the Indemnified Party in writing thereof, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party shall pay all reasonable costs and expenses of counsel for the Indemnified Party after such time as the Indemnified Party has notified the Indemnifying Party of such Third Party Claim and prior to such time as the Indemnifying Party has notified the Indemnified Party that it has assumed the defense of such Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim (other than a judgment or settlement that is solely for money damages and is accompanied by a release of all indemnifiable claims against the Indemnified Party) without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed).

(b) Equitable Remedies.  In the case of any Third Party Claim where the Indemnifying Party reasonably believes that it would be appropriate to settle such Third Party Claim using equitable remedies (i.e., remedies involving future activity of the Indemnified Party), the Indemnifying Party and the Indemnified Party shall work together in good faith to agree to a settlement; provided, however, that no Party shall be under any obligation to agree to any such settlement.

(c) Treatment of Indemnification Payments; Insurance Recoveries.  Any indemnity payment under this Agreement shall be decreased by any amounts actually recovered by the Indemnified Party under Third Party insurance policies with respect to such Indemnified Losses (net of any premiums paid by such Indemnified Party under the relevant insurance policy).  Each Party agrees (i) to use all reasonable efforts to recover all available insurance proceeds and (ii) to the extent that any indemnity payment under this Agreement has been paid by the Indemnifying Party to the Indemnified Party prior to the recovery by the Indemnified Party of such insurance proceeds, the amount of such insurance proceeds actually recovered by the Indemnified Party shall be promptly paid to the Indemnifying Party.

(d) Certain Additional Procedures.  The Indemnified Party shall cooperate and assist the Indemnifying Party in determining the validity of any Third Party Claim and in otherwise resolving such matters.  The Indemnified Party shall cooperate in the defense by the Indemnifying Party of each Third Party Claim (and the Indemnified Party and the Indemnifying Party agree with respect to all such Third Party Claims that a common interest privilege agreement exists between them), including:  (i) permitting the Indemnifying Party to discuss the Third Party Claim with such officers, employees, consultants and representatives of the Indemnified Party as the Indemnifying Party reasonably requests; (ii) providing to the Indemnifying Party copies of documents and samples of products as the Indemnifying Party reasonably requests in connection with defending such Third Party Claim; (iii) preserving all

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properties, books, records, papers, documents, plans, drawings, electronic mail and databases of the Indemnifying Party and relating to matters pertinent to the conduct of the Indemnifying Party under the Indemnified Party’s custody or control in accordance with such Party’s corporate documents retention policies, or longer to the extent reasonably requested by the Indemnifying Party; (iv) notifying the Indemnifying Party promptly of receipt by the Indemnified Party of any subpoena or other Third Party request for documents or interviews and testimony; (v) providing to the Indemnifying Party copies of any documents produced by the Indemnified Party in response to or compliance with any subpoena or other Third Party request for documents; and (vi) except to the extent inconsistent with the Indemnified Party’s obligations under Applicable Law and except to the extent that to do so would subject the Indemnified Party or its employees, agents or representatives to criminal or civil sanctions, unless ordered by a court to do otherwise, not producing documents to a Third Party until the Indemnifying Party has been provided a reasonable opportunity to review, copy and assert privileges covering such documents.

ARTICLE 9
LIMITATION OF LIABILITY

9.1 Damages Limitation.  [***].

9.2 Exclusions.  Section 9.1 shall not apply to Section 6.4(c) or to any Party’s breach of Article 7.

9.3 Mitigation.  Each Party shall have a duty to use commercially reasonable efforts to mitigate damages for which another Party is responsible.

ARTICLE 10
TERM AND TERMINATION;
SUPPLY OBLIGATIONS FOLLOWING TRIGGERING EVENT

10.1 Term.

(a) Micron Term.  With respect to Micron, the term of this Agreement (the “Micron Term”) commences on the Closing Date and continues in effect until the date of [***].

(b) NTC Term.  With respect to NTC, the term of this Agreement (the “NTC Term”) commences on the Closing Date and continues in effect until the date of [***].

10.2 Termination.  This Agreement [***] (a) by Micron [***], (b) by NTC for any reason, [***], or (c) by the Joint Venture Company [***].  Notwithstanding anything herein to the contrary, upon the occurrence of an [***] (as defined in the Joint Venture Agreement), [***].

10.3 Joint Venture Company Requirements at Termination.

(a) Within [***] days after (x) the end of the Micron Term or (y) the termination of this Agreement pursuant to the last sentence of Section 10.2, the Joint Venture Company:

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(i) shall destroy all production masks obtained for or on behalf of Micron pursuant to Section 2.3(b); and

(ii) shall (A) destroy all copies and other embodiments of any process technology or information provided to the Joint Venture Company by Micron, or any portion thereof, in whatever form received, reproduced or stored, (B) certify to Micron that such destruction is complete, and (C) cease all use of the process technology or information provided to the Joint Venture Company by Micron.

(b) Within [***] days after  (x) the end of the NTC Term or (y) the termination of this Agreement pursuant to the last sentence of Section 10.2, the Joint Venture Company:

(i) shall destroy all production masks obtained for or on behalf of NTC pursuant to Section 2.3(b); and

(ii) shall (A) destroy all copies and other embodiments of any process technology or information provided to the Joint Venture Company by NTC, or any portion thereof, in whatever form received, reproduced or stored, (B) certify to NTC that such destruction is complete, and (C) cease all use of the process technology or information provided to the Joint Venture Company by NTC.

10.4 Survival.

(a) Survival of Provisions Applicable to All Parties.  Termination of this Agreement with respect to either Purchaser shall not affect any of the Parties’ respective rights accrued, or obligations owed, before such termination, including any rights or obligations of the Parties in respect of any accepted Purchase Orders existing at the time of such termination.  In addition, the following shall survive termination of this Agreement with respect to either Purchaser for any reason: Sections 2.7, 4.2, 4.5, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 6.1, 6.2, 6.4(c) and 6.5, and Articles 7, 8, 9, 10 and 11.

(b) Survival of the Agreement for Non-Terminating Parties.  Upon the termination of this Agreement with respect to Micron as a result of the expiration of the Micron Term, this Agreement shall remain in full force and effect as between NTC and the Joint Venture Company.  Upon the termination of this Agreement with respect to NTC as a result of the expiration of the NTC Term, this Agreement shall remain in full force and effect as between Micron and the Joint Venture Company.

ARTICLE 11
MISCELLANEOUS

11.1 Force Majeure Events.  The Parties shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by a Force Majeure Event. A Force Majeure Event shall operate to excuse a failure to perform an obligation hereunder only for the period of time during which the Force Majeure Event renders performance impossible or infeasible and only if the Party asserting Force Majeure as an excuse for its failure to perform has provided written notice to, in the event of an assertion by Micron or NTC, the Joint Venture Company and, in the event of an assertion by the Joint Venture Company, Micron and NTC specifying the obligation to be excused and describing the events or conditions constituting the Force Majeure Event.

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11.2 Specific Performance.  The Parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the Parties agree that any damages available under the indemnification provisions or at law for a breach of this Agreement would not be an adequate remedy.  Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.

11.3 Assignment.  [***].

11.4 Compliance with Laws and Regulations.  Each of the Parties shall comply with, and shall use reasonable efforts to require that its respective subcontractors comply with, Applicable Laws relating to this Agreement and the performance of such Party’s obligations hereunder.

11.5 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmation of delivery by a standard overnight or recognized international carrier, or (c) delivery in person, addressed at the following addresses (or at such other address for a Party as shall be specified by like notice):

In the case of the Joint Venture Company.

Inotera Memories Inc. Hwa-Ya Technology Park 667, Fuhsing 3rd Road Kueishan, Taoyuan Taiwan, ROC. Fax: 886-3-327-2988 Ext. 3385 Attention: General Counsel

In the case of Micron:

Micron Technology, Inc. 8000 S. Federal Way Mail Stop 1-507 Boise, ID 83716 Attn: General Counsel Facsimile: (208) 368-4537

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In the case of NTC:

Nanya Technology Corporation Hwa-Ya Technology Park 669 Fuhsing 3 RD. Kueishan Taoyuan, Taiwan, ROC Attn: Legal department Facsimile: 886-3-396-2226

11.6 Waiver.  The failure at any time of a Party to require performance by another Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by another Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

11.7 Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force and effect in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in Applicable Laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the Parties shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

11.8 Third Party Rights.  Except as expressly provided in Section 8, nothing in this Agreement, whether express or implied, is intended, or shall be construed, to confer, directly or indirectly, upon or give to any Person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

11.9 Amendment.  This Agreement may not be modified or amended except by a written instrument executed by, or on behalf of, each of the Parties.

11.10 Entire Agreement.  This Agreement, together with the Schedules hereto and the agreements and instruments expressly provided for herein (including the Mutual Confidentiality Agreement), constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof.

11.11 Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the ROC, without giving effect to its conflict of laws principles.

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11.12 Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Taipei District Court, located in Taipei, Taiwan, and each of the Parties hereby consents and submits to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

11.13 Headings.  The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

11.14 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.15 Insurance.  Without limiting or qualifying the Joint Venture Company’s liabilities, obligations or indemnities otherwise assumed by the Joint Venture Company pursuant to this Agreement, the Joint Venture Company shall at all times (except as otherwise stipulated in Appendix I), for so long as this Agreement remains in effect (and notwithstanding any termination of the Joint Venture Agreement), maintain in effect insurance of the types and in the amounts set forth on Appendix I or as otherwise agreed by the Parties from time to time.  Such insurance coverage may be provided through the coverage under one or more insurance policies maintained by Micron or NTC.

11.16 Initial Implementation of this Agreement.  The manufacturing plan currently in effect for the Joint Venture Company shall be deemed to be the initial Manufacturing Plan hereunder.  On the Closing Date, NTC shall be deemed to have placed a Purchase Order for the quantity, by Design ID, of Conforming Wafers and Engineering Wafers to be supplied to it by the Joint Venture Company during December 2008 as indicated in the initial Manufacturing Plan.  Notwithstanding anything in the PPCRA to the contrary, (a) this Agreement shall govern with respect to any wafers delivered by the Joint Venture Company to a Purchaser during the period beginning on December 1, 2008 and ending on the last day of the Micron Term or the NTC Term, as applicable to such Purchaser, and (b) the PPCRA shall govern with respect to any wafers delivered by the Joint Venture Company to NTC prior to December 1, 2008.

[SIGNATURE PAGES FOLLOW]

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CONFIDENTIAL

IN WITNESS WHEREOF, this Agreement has been duly executed by, and on behalf of, the Parties as of the Closing Date.

INOTERA MEMORIES, INC.
By: /s/ Joseph Hsieh
Name: Joseph Hsieh
Title: Supervisor

THIS IS A SIGNATURE PAGE FOR THE SUPPLY AGREEMENT ENTERED
INTO BY AND BETWEEN MICRON, NTC AND
JOINT VENTURE COMPANY

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MICRON TECHNOLOGY, INC.
By: /s/ D. Mark Durcan
D. Mark Durcan
President and Chief Operating Officer

THIS IS A SIGNATURE PAGE FOR THE SUPPLY AGREEMENT ENTERED
INTO BY AND BETWEEN MICRON, NTC AND
JOINT VENTURE COMPANY

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NANYA TECHNOLOGY CORPORATION
By: /s/ Jih Lien
Jih Lien
President

THIS IS A SIGNATURE PAGE FOR THE SUPPLY AGREEMENT ENTERED
INTO BY AND BETWEEN MICRON, NTC AND
JOINT VENTURE COMPANY

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